UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2018
NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Senior management of Nexeo Solutions, Inc. (the "Company") will make certain investor presentations beginning on February 15, 2018. The written presentation materials to be used are furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Report"). The presentation materials will also be available on the Company's website at www.nexeosolutions.com.

The information under Item 7.01 and in Exhibit 99.1 in this Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in Exhibit 99.1 in this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC.

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: February 14, 2018

EXHIBIT INDEX

Exhibit	Description

99.1	Investor Presentation